                                                                     Exhibit (i)

                         MASTER ADMINISTRATION AGREEMENT
                       FOR CORPORATE OWNED LIFE INSURANCE

                                     between

                            McCamish Systems, L.L.C.

                                       and

                     General American Life Insurance Company

                            dated as of July 12, 2001

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                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS                                                  1
         1.01     Books and Records                                    1
         1.02     Case                                                 2
         1.03     End User                                             2
         1.04     Effective Date                                       2
         1.05     Initial  Term                                        2
         1.06     Policy Administration Services                       2
         1.07     Policies                                             2
         1.08     Products                                             2

SECTION 2 TERM                                                         2

SECTION 3 POLICY OR PLAN ADMINISTRATION                                3
         3.01     Administrative Services                              3
         3.02     Performance Criteria                                 3
         3.03     Authorized Personnel                                 3
         3.04     Records                                              3

SECTION 4 FEES AND EXPENSES                                            3
         4.01     Administration Fees                                  3
         4.02     Expenses                                             4
         4.03     System Enhancements                                  5
         4.04     Payment                                              5

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH                   5

SECTION 6 REPRESENTATIONS AND WARRANTIES OF COMPANY                    6

SECTION 7 ADDITIONAL COVENANTS                                         6
         7.01     Independent Contractor                               6
         7.02     Confidentiality and Disclosure                       7
         7.03     Indemnification                                      9
         7.04     Arbitration.                                         9
         7.05     Compliance                                          10
         7.06     Actions                                             10
         7.07     Records                                             11
         7.08     Audit                                               11
         7.09     Security of Operations                              12
         7.10     Insurance Coverage                                  12

SECTION 8 TERMINATION OF AGREEMENT                                    12
         8.01     By Mutual Agreement                                 12
         8.02     By Non-Renewal                                      12

         8.03     For Cause                                           12

SECTION 9 ASSIGNMENT                                                  13
         9.01     Assignment by Company                               13
         9.02     Assignment by McCamish                              13

SECTION 10 MISCELLANEOUS                                              13
         10.01    Governing Law                                       13
         10.02    Notices                                             13
         10.03    Entire Agreement                                    14
         10.04    Binding Effect                                      14
         10.05    Severability                                        14
         10.06    No Third Party Beneficiaries                        14
         10.07.   Headings                                            14
         10.08    Counterparts                                        15
         10.09    Waiver                                              15
         10.10    Construction                                        15
         10.11    Taxes                                               15
         10.12    Software Escrow Agreement                           15
         10.13    Software License in Escrow                          16
         10.14    Force Majeure                                       16

SECTION 11 YEAR 2000 COMPLIANCE                                       16

TABLE OF EXHIBITS

         A        Policy Administration Services

         B        Intentionally Omitted

         C        Performance Criteria

         D        Fee Schedule

         E        Products

         F        Schedule of Authorized Personnel

         G        Insurance Coverage

         H        Sample Software Escrow Agreement

         I        Sample Software License Agreement

                         MASTER ADMINISTRATION AGREEMENT

         This MASTER ADMINISTRATION AGREEMENT (this "Agreement") is made and entered into as of the 12" day of July, 2001, by and between McCamish Systems, L.L.C., a Georgia limited liability company, having its principal address and place of business at 6425 Powers Ferry Road, Third Floor, Atlanta, Georgia, 30339 (hereinafter referred to as "McCamish"); and General American Life Insurance Company, a stock life insurance company registered under the laws of the State of Missouri, having its principal place of business at 700 Market Street, St. Louis, Missouri 63101 (hereinafter referred to as "GA").

                  WITNESSETH:

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the provision by McCamish, as an independent subcontractor, of insurance policy administration services to GA on the terms and conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS.

         As used in this Agreement, the following terms shall have the meaning set forth:

         1.01 Books and Records. "Books and Records" means all books and records in the possession or control of McCamish that contain information related to the Policies (defined in Section 1.08 below) and Participants Policies (defined in
Section 1.10 below), including without limitation, to the extent any of the following exist, (i) hard copy and microfiche records; (ii) all paper files;
(iii) all electronic images; (iv) all computer data files; (v) all correspondence between McCamish and owners of Policies; (vi) administrative records; (vii) claim records; (viii) sales records; (ix) reinsurance records,
(x) underwriting records and (xi) accounting records; provided, however, that Books and Records shall not include any of McCamish's internal documentation of its own programs, systems and procedures or any of McCamish's books and records which are not directly related to the Policies.

         1.02 Case. "Case" means a group of Policies that have a common owner and payor, have a common corporate objective, and/or a group of Participants that are part of a common benefit plan.

         1.03 End User. "End User" means a party for whom GA has agreed to provide Plan Administration Services which are the subject of this Agreement.

         1.04     Effective Date. "Effective Date" means September 1, 1998.

         1.05 Initial Term. "Initial Term" means the five (5) year period commencing on the Effective Date of this Agreement and ending at 11:59 p.m. on the day, prior to the fifth anniversary of the Effective Date.

         1.06 Policy Administration Services. "Policy Administration Services" means the services set forth in Exhibit A attached hereto and designated as "Policy Administration Services".

         1.07 Policies. "Policies" means, collectively, the insurance policies included within one of the Products and "Policy" means any one of the Policies.

         1.08 Products. "Products" means the insurance products described in Exhibit E attached hereto and made a part hereof. A "Product" is limited to a single policy form of an insurance company. Exhibit E may be amended during the Term by mutual written agreement of the parties hereto.

SECTION 2 TERM.

         This Agreement shall commence on September 1, 1998 and shall continue in effect for the Initial Term; thereafter this Agreement shall continue in full force and effect from year to year until terminated as herein provided, each such additional year being an "Additional Term" of this Agreement. The Initial Term and any Additional Terms hereunder are herein collectively referred to as the "Term".

SECTION 3 POLICY ADMINISTRATION.

         3.01 Administrative Services. During the Term, McCamish shall perform Policy Administration Services (sometimes referred to as the "Administration Services").

         3.02 Performance Criteria. The manner and method of performing Administration Services is set forth in Exhibit C.

         3.03 Authorized Personnel. At any time McCamish may apply to a person indicated on the "Schedule of Authorized Personnel", attached hereto as Exhibit F, as a person authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. McCamish shall not be liable for, and shall be indemnified and held harmless by GA against any loss, cost, damage or expense arising from, any action taken or omitted by McCamish to the extent McCamish can demonstrate that the action or omission was taken or omitted in good faith in reliance upon such instruction.

         GA may at any time provide McCamish with written notice of any change of authority of persons authorized and enumerated in Exhibit F to provide McCamish with instructions or directions relating to services to be performed by McCamish under this Agreement.

         3.04 Records. During the Term, McCamish shall keep true and correct Books and Records relating to the performance of all Administration Services hereunder. McCamish shall deliver the Books and Records and copies thereof to GA, if so requested by GA, within thirty (30) days upon termination of this Agreement. Anything herein to the contrary notwithstanding, McCamish shall be allowed to make and retain copies of the Books and Records, at its own expense, upon termination of this Agreement. It is acknowledged and agreed that any such Books and Records may be maintained on magnetic media, electronic media, microfiche, CD and other non-paper media.

SECTION 4 FEES AND EXPENSES.

         4.01     Administration Fees.

         (a) During the Initial Term of thus Agreement, GA shall pay to McCamish, as compensation for all Administration Services rendered pursuant to this Agreement, the amounts set forth in Exhibit D. In no event, except as provided below, will the fees payable by GA to McCamish hereunder be less than the fees determined by the application of the Minimum Charges set forth in Exhibit D.

         (b) For each Additional Term of this Agreement, GA shall pay to McCamish, as compensation for all Administration Services rendered pursuant to this Agreement, such fees and charges as shall be agreed to by the parties and attached hereto as an amended Exhibit D prior to commencement of such Additional Term.

         4.02 Expenses. GA will promptly reimburse McCamish for all reasonable out-of-pocket expenses incurred by McCamish in the performance of this Agreement. Out-of-pocket expenses include, but are not limited to the following:

         (a)      Travel related costs for travel requested by GA.

         (b) Postage, forms, mailings, stationery and shipping costs requested by GA.

         (c) Charges for telephone line(s), long distance telephone calls and remote access dedicated to service of GA, GA customers, agents and brokers.

         (d) Charges for the acquisition, installation and maintenance of any hardware, software and telecommunication lines required for remote system connectivity.

         (e) Charges for supplies and maintenance of dedicated GA hardware and equipment including but not limited to printers, faxes, modems, etc.

         (f)      Charges for GA dedicated U.S. Post Office boxes.

         (g) Monthly access charge of $150 for internet connection plus monthly per kilobyte charge for GA's actual band width usage based on Internet Service Provider's then current rates.

         4.03 System Enhancements. Requests by GA for enhancements to systems or procedures for support of new products or new functional capabilities will be performed and billed by McCamish to GA pursuant to that certain Consulting Services Agreement of even date herewith.

         4.04 Payment. During the Term of this Agreement, GA shall pay McCamish within thirty (30). days of the date of McCamish's invoice. Late payments shall be subject to

McCamish's standard late payment charges. A finance charge of one and one-half (11/2%) percent monthly (annual rate of eighteen (18%) percent), or the highest interest rate allowed by law, whichever is lower, will be added to all invoices not paid within thirty (30) days after the date of the invoice. In addition, failure of GA to fully pay any invoiced amount within sixty (60) days after the date of the invoice shall be deemed a material breach of the Agreement.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH.

         McCamish hereby represents and warrants to GA as follows:

         (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Georgia.

         (b) It is empowered under applicable laws and by its articles of organization and operating agreement to enter into and perform the services contemplated in this Agreement.

         (c) All requisite proceedings have been taken to authorize it to enter into and perform the services contemplated in, and execute and deliver, the Agreement.

         (d) It has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its certificate of incorporation or by-laws, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or (iii) violate any law, rule or regulation of any governmental body, writ, judgment, injunction or court decree (collectively, "Laws") applicable to it or its business.

         (e) It has all licenses, permits, registrations and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

         (f) Its business operations have been conducted, are now, and will continue to be in compliance in all material respects with all Laws.

         (g) In its reasonable business judgment, it has the facilities, equipment and personnel necessary to carry out its duties and obligations under this Agreement.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF GA.

         GA hereby represents and warrants to McCamish as follows:

         (a) It is a registered stock life insurance company organized and existing and in good standing under the laws of the State of Missouri.

         (b) It is empowered under the applicable laws and regulations and its governing documents to enter into and perform this Agreement.

         (c) All requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

         (d) It has duly executed and delivered this Agreement and neither such execution and delivery, nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its governing documents,
(ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or (iii) violate any Law applicable to it or its business.

SECTION 7 ADDITIONAL COVENANTS.

         7.01 Independent Contractor. It is understood and agreed that all Administration Services performed hereunder by McCamish shall be performed solely for GA by McCamish in the capacity of an independent sub-contractor of GA. Nothing contained herein shall be construed to create between McCamish and GA a partnership, joint venture, association or other legal entity or relationship other than that of independent sub-contractor.

         7.02     Confidentiality and Disclosure.

         (a) Each Party to this Agreement ("Disclosing Party") may disclose to the other party ("Recipient") certain proprietary and confidential information including, without limitation, policyholder information, procedures, GA customer lists, prospect lists, contracted broker and agent lists, and material related to policy design, pricing, filings, marketing and sales administration and systems information ("Information").

         (b) Recipient agrees to maintain, during the Term and, with respect to the Information that is not a trade secret, for a period of three (3) years thereafter, the Information of the Disclosing Party in confidence using at least the same degree of care as it uses in maintaining as secret its own trade secret, confidential and proprietary information, but always at least a reasonable degree of care. Recipient agrees to maintain, during the Term and, with respect to Information that is a trade secret (as defined in the Georgia Trade Secrets Act of 1990), at all times thereafter so long as the Information remains a trade secret, the Information of the Disclosing Party in confidence using at least the same degree of care as it uses in maintaining as secret its own trade secret, confidential and proprietary information, but always at least a reasonable degree of care.

         (c) Disclosing Party agrees that Recipient shall have no obligation under the provisions of this Section 7.02 with respect to any Information which:

         1. is now or hereafter becomes publicly known other than through a breach hereof,

         2. is disclosed to Recipient by a third party that Recipient reasonably believes is legally entitled to disclose such information,

         3. is known by Recipient prior to its receipt of the Information, without any obligation of confidentiality with respect thereto,

         4. subject to paragraph (g) below, is disclosed with the Disclosing Party's written consent,

         5. is disclosed by the Disclosing Party to a third parry without the same or similar restrictions as set forth herein,

         6. is required to be disclosed by Recipient by a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation, or by applicable regulatory or professional standards, or

         7. is disclosed by Recipient in connection with any judicial or other legal proceeding involving the Agreement, or

         8. subject to paragraph (g) below is not identified or marked as "Confidential and Proprietary" as provided in paragraph (a).

         (d) Recipient shall use reasonable efforts to limit access to Information received from the Disclosing Party to only those personnel of Recipient who have need of such access for the performance of any obligation of Recipient under this Agreement.

         (e) Recipient shall use information only for purposes of fulfilling its obligations under the Agreement.

         (f) Except as expressly provided in the Agreement, Disclosing Party grants no license, right or interest to Recipient under any copyrights, patents, trademarks, trade secrets or other property rights of Disclosing Party by reason of the disclosure of the Information.

         (g) Each party acknowledges that some Information may, under applicable law, be deemed to be confidential information of third parties (such as natural persons whose lives are insured under a Policy) and agrees to preserve the confidentiality of all Information, which under applicable Law must be treated as confidential.

         The terms and conditions of this Section 7.02 shall survive the termination of this Agreement.

         7.03 Indemnification. Each party to this Agreement shall indemnify and hold harmless the other party and its officers, directors, partners, principals, independent contractors, employees, member firms, subcontractors and affiliates and their respective personnel from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and court costs), interest, penalties or other loss directly or indirectly arising out of, in connection with or with respect to any breach of this Agreement or any fraudulent, criminal, negligent and/or bad faith acts or omissions by such party or its officers, directors, partners, principals, independent contractors, employees, member firms, subcontractors and affiliates and their respective personnel under this Agreement.

         If a party is named in any lawsuit or other proceeding for which such party believes it may be entitled to indemnification hereunder (other than any action or proceeding described in Section 7.06), such party shall promptly give notice thereof to the other party, such notice to include a description in reasonable detail of such lawsuit or proceeding and the basis for such party's belief that it may be entitled to indemnification hereunder. The parties shall cooperate in all reasonable respects with each other in defending such lawsuit or proceeding. McCamish agrees not to settle any such lawsuit or proceeding without the written consent of GA.

         The terms and conditions of this Section 7.03 shall survive the termination of this Agreement.

         7.04 Arbitration. In the event of any dispute between GA and McCamish with respect to the subject matter of this Agreement or the enforcement of rights hereunder, either party may, by written notice to the other, require such dispute or difference to be submitted to arbitration. This provision, however, shall not be applicable to any dispute that involves a claim by or against a Third Party. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within twenty (20) days after the notice of such party's desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Atlanta, Georgia. The determination reached, or award granted, in such arbitration shall be final and binding, to the extent not in violation of law or public policy, on all parties hereto. Enforcement of the arbitration award or determination may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence. The parties hereby mutually instruct the arbitrators to limit the time and scope of discovery to the greatest extent practicable and request the arbitrators to provide a decision as rapidly as practicable, in each case consistent with the interests of justice, it being the intention of the parties that any arbitration under this Section 7.04 be commenced, conducted and completed, and a decision rendered, as rapidly as practicable. Pending such decision, each party will continue to perform its obligations under this Agreement. Unless otherwise agreed by the parties, any such arbitration shall be conducted in accordance with the rules of the AAA.

         In the event of any litigation or arbitration as provided under this Agreement, or the enforcement of rights hereunder, each party shall bear its own costs and expenses relating to such litigation or arbitration, including reasonable attorney's fees and expenses, unless otherwise provided by the arbitration award or determination. In no event shall the arbitrators have the right or authority to award consequential, incidental, indirect, special or punitive damages relating to this Agreement.

         The terms and conditions of this Section 7.04 shall survive the termination of this Agreement.

         7.05 Compliance. McCamish shall provide staff with the skills necessary to perform the Administrative Services, as determined by McCamish using its reasonable business judgment. McCamish shall obtain and maintain for itself, all licenses necessary for performance under this Agreement.

         7.06     Actions.

         (a) Each party to this Agreement (the "Notifying Party") shall promptly notify the other party of any threatened or pending lawsuit or governmental or regulatory agency inquiry or complaint relating to Policies of which the Notifying Party has actual knowledge and shall promptly transmit to such other party a copy of any applicable service of process or other instrument related to a court proceeding or any correspondence or other document transmitted to or from any governmental or regulatory agency relating to the Policies which shall be actually received by the Notifying Party.

         (b) McCamish shall make no response to any governmental or regulatory agency's inquiry or complaint relating to Policies without first obtaining GA's approval and consent to the response to such inquiry or complaint; provided, however, that if GA fails to give its approval or consent or delays its approval or consent and such failure or delay would subject McCamish to any fine, penalty, liability or sanction, then McCamish may make a response.

         (c) GA reserves the right to control the defense of any litigation, threatened or pending, by or against it, or to respond on its own behalf to any governmental or regulatory agency's inquiry or complaint; provided, however, that if GA shall exercise this right in such a manner as shall subject McCamish to any fine, penalty, liability or sanction for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of McCamish or its legal counsel may have a material adverse effect on McCamish, then McCamish shall have the right to defend itself with counsel of its choice at its own expense.

         (d) McCamish reserves the right to control the defense of any litigation, threatened or pending, by or against it, or, subject to subsection
(b) above, to respond on its own behalf to any governmental or regulatory agency's inquiry or complaint; provided, however, that if McCamish shall exercise this right in such a manner as shall subject GA to any fine, penalty, liability or sanction for failure-to follow procedure, or otherwise in a manner which, in the reasonable opinion of GA or its legal counsel may have a material adverse effect on GA, then GA shall have the right to defend itself with counsel of its choice at its own expense.

         (e) The parties shall cooperate with each other in responding to or defending any such lawsuit, threat, demand, inquiry, complaint, administrative or regulatory investigation or proceeding.

         7.07 Records. Each party to this Agreement shall maintain, following the termination of this Agreement for any reason, its Books and Records with respect to business produced under this Agreement for such period of time as may be required by law. It is acknowledged and agreed that any such books and records may be maintained on magnetic media, electronic media, microfiche or other non paper media.

         7.08 Audit. Upon forty-eight (48) hours advanced notice to McCamish, GA will have the right under this Agreement to perform on-site inspection and analyses of the Books and Records in accordance with reasonable procedures and at reasonable frequencies. At the request of GA, McCamish will make available to GA representatives of the appropriate regulatory agencies all reasonable requested Books and Records and access to operating procedures.

         7.09 Security of Operations. McCamish shall maintain such off-site backup of its systems, procedures, and Books and Records as GA may reasonably request. McCamish shall maintain at all times during the Term a disaster recovery capability materially consistent with that currently maintained by McCamish.

         7.10 Insurance Coverage. McCamish shall use its reasonable efforts to continue in effect the insurance coverages described in Exhibit G attached hereto provided that such coverage is available from a domestic insurance carrier at a reasonable cost to McCamish. McCamish shall not voluntarily cause any termination, reduction, or alteration of these coverages without thirty (30) days prior written notice to GA.

SECTION 8 TERMINATION OF AGREEMENT.

         8.01 By Mutual Agreement. This Agreement may be terminated or amended by mutual written agreement of the parties at any time.

         8.02 By Non-Renewal. At least one hundred and eighty (180) days prior to the end of the Initial Term and any Additional Term hereof, either party may give the other notice if the party delivering such notice desires to change any term of the Agreement. If McCamish and GA do not agree in writing with respect to the matters described in such notice before the end of the Term during which McCamish gives such notice, this Agreement shall terminate at the end of such Term.

         8.03 For Cause. If either of the parties hereto shall materially breach this Agreement or be materially in default hereunder (the Defaulting party), the other party hereto may give written notice thereof to the Defaulting Parry and if such default or breach shall not have been remedied within thirty
(30) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by default or breach by a party shall not constitute a waiver of any rights of the other patty in reference to services performed prior to such termination, rights to be reimbursed for out-of-pocket expenditures or any other rights such other party might have under this Agreement at lacer, in equity or otherwise.

SECTION 9 ASSIGNMENT.

         9.01 Assignment by GA. GA shall not, directly or indirectly, in whole or in part, assign any of its rights or obligations hereunder without the prior written consent of McCamish, which consent shall not be unreasonably withheld.

         9.02 Assignment by McCamish. McCamish shall not directly or indirectly, in whole or in part, delegate its duties or assign its rights under this Agreement without the prior written consent of GA, which consent shall not be unreasonably withheld.

SECTION 10 MISCELLANEOUS.

         10.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

         10.02 Notices. Any notice, consent, approval or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission, overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

         (a)      If to McCamish:

                           McCamish Systems, L.L.C.
                           6425 Powers Ferry Road
                           Third Floor
                           Atlanta, GA 30339.
                           Attention: J. Gordon Beckham, Jr., Vice Chairman Facsimile Number: (770) 690-1800

         (b)      If to GA:

                           General American Life Insurance Company
                           700 Market Street
                           St. Louis, MO 63101
                           Attention: R. Wayne Malone, Assistant Vice President Facsimile Number: (314) 444 0428

         Any such notice shall be deemed given when so delivered (in the case of personal delivery or overnight courier service) or sent by facsimile transmission or, if mailed, upon receipt as evidenced by the return receipt. If the address of any party hereunto is changed, written notice of such change shall be given to the other party, in accordance with this Section, and said new address shall be used for purposes of this Agreement.

         10.03 Entire Agreement. This Agreement, the Exhibits which are attached hereto and made a part hereof, and the documents executed pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and no representation, warranty, covenant or agreement not embodied herein or therein, oral or otherwise, shall be of any force or effect whatsoever with respect to the subject matter hereof or thereof. Further, no change, amendment or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

         10.04 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.05 Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         10.06 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         10.07 Headings. The Section headings of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

         10.08 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same document.

         10.09    Waiver.

         (a) A waiver of any default or breach hereunder granted by any party hereto shall not constitute a waiver by such party of any other default or breach or a waiver by such party of the same default or breach at a later time. Further, to be effective, any such waiver must be in writing and be signed by the party granting such waiver.

         (b) Subject to the last sentence of Section 10.09(a), the forbearance or neglect by GA or McCamish to insist upon strict compliance with any of the provision of this Agreement, or to declare a forfeiture or termination, shall not be construed as a waiver of any right or privilege hereunder. No waiver of any right or privilege arising from any default or failure of performance hereunder shall affect the rights or privileges of either party in the event of a further default or failure of performance hereunder.

         10.10 Construction. All parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party hereto by reason of either party being construed as the principal drafting party hereto.

         10.11 Taxes. All sales, use, excise or other similar taxes or duties which may be or become payable on account of goods or services provided hereunder shall be payable by GA to McCamish Systems upon the receipt by GA of McCamish Systems' invoice therefor. In lieu of paying such taxes, GA may provide McCamish Systems with a tax exemption certificate acceptable in form and substance to the appropriate taxing authorities.

         10.12 Software Escrow Agreement.As soon as is practicable after the execution of this Agreement, (i) the parties hereto shall execute and deliver an Escrow Agreement substantially in the form of Exhibit H attached hereto and made a part hereof (the "Escrow Agreement") for the purpose of protecting GA in the event of a breach of this Agreement by McCamish or the termination of this Agreement by GA for Cause, pursuant to Section 8 hereof, prior to the end of the Term; and (ii) upon execution of the Escrow Agreement by all parties thereto, McCamish shall deposit with the Escrow Agent a copy of the Software to be held in accordance with the terms and conditions of the Escrow Agreement.

         10.13 Software License in Escrow As soon as is practicable after execution of the Escrow Agreement, the parties hereto shall execute and deliver to the Escrow Agent, to be held in accordance with the terms and conditions of the Escrow Agreement, a License Agreement substantially in the form of Exhibit I attached hereto and made a part hereof (the "License Agreement") which shall provide that in the event the Software shall be released by the Escrow Agent to GA, upon the occurrence of a Release Event (as defined in the Escrow Agreement), but only in such event, McCamish grants to GA, effective upon receipt of the Software from the Escrow Agent, a license to use the Software (and such modifications, enhancements, improvements, updates, corrections or changes as GA shall elect to make to the Software) (the "Software License") for a period of twenty-four months following the termination of this Agreement, solely on the terms and conditions of the License Agreement. At the expiration of the license term, GA shall have no further rights with respect to the Software.

         10.14 Force Majeure. Neither party shall be in default of this Agreement to the extent that the performance of its obligations under this Agreement is delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, strike, riot, act of war, restricting legislation, embargo, blockade, work stoppage, or any other like cause beyond the control of such party, provided that such causes shall not relieve GA of its payment obligations as set forth in Sections 3 and 4 (except that GA shall not be required to make payment for services not rendered by reason of such a force majeure condition).

SECTION 11 YEAR 2000 COMPLIANCE.

         McCamish hereby represents and warrants that the VPAS* Life administration system software is Year 2000 Compliant. For these purposes, Year 2000 Compliant is defined to mean that this software:

         (a) uses date data century recognition, and as appropriate, same century and multi-century formulas and date values in each instance for all calculations for which a date is used;

         (b) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and otherwise conforms with the current industry standards in order that it will fully perform without any errors or other problems due to the year being greater than 1999;

         (c) will correctly manage and manipulate data involving dates, including, but not limited to: single-century formulas and multi-century formulas, century recognition and calculations that accommodate same century and multi-century formulas, comparing and sequencing, and leap year calculations; and will operate without any time or Year 2000 related defects or abnormalities; and

         (d) to the extent that the software will accept data from other systems and sources that are not Year 2000 Compliant, the software will properly recognize, calculate, sort, store output, and otherwise process such data in a manner that eliminates any century ambiguity so that the software remains Year 2000 Compliant.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the date first above written:

McCamish Systems, L.L.C.

By: /s/ J. Gordon Beckham, Jr.
        J. Gordon Beckham, Jr.
        Vice Chairman

General American Life Insurance Company

By: /s/ R. Wayne Malone
        R. Wayne Malone
        Assistant Vice President

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

The McCamish BPO operations provides the following array of services. All services are performed in accordance with the actual procedures and standards as detailed in a separate document entitled "BPO Operations Manual" which is made part of this contract by reference, and may change from time to time by the mutual consent of both parties. Services that are stated to be executed "electronically" are included under base charges if these services are executed other than electronically, an additional charge might apply. All charges are detailed in Exhibit D of this contract.

1. McCamish will perform the following services related to the policy issue process:

         (a) McCamish will, upon receipt of Case Set up Worksheet for new cases, set up the case and case version information.

         (b) McCamish will, upon receipt of policy application data, perform the following:

                  (i)      Review application;

                  (ii)     Check product approval status;

                  (iii) Follow up with GA and/or agent for missing application information;

                  (iv) Determine and report product related requirements for each applicant according to the BPO Operations Manual;

                  (v)      Assign policy numbers, if required;

                  (vi)     Electronically feed to GA's underwriting system;

                  (vii) Electronically accept changes in the underwriting status in accordance with the BPO Operations Manual.

(c) McCamish will, upon completion of the underwriting process, produce a set of policy pages for a master contract and a specification page for each policy. McCamish will review policy and specification pages for accuracy. Additional sets due to any GA requested changes will be produced subject to additional charges set forth in Exhibit D.

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

(d) McCamish will prepare Policy Delivery Requirements (Amendments, Delivery Receipts).

(e) McCamish will prepare post-underwriting amendments to application in accordance with the BPO Operations Manual.

(f) McCamish will track return of signed delivery requirements, providing aged status report and take specified action if requirement is not returned in accordance with the BPO Operations Manual.

(g) McCamish will determine the date on which the free look period expires and the initial allocation takes place according to GA provided rules.

(h) McCamish will process completed paperwork relating to Section 1035 exchanges for guaranteed issue applications as part of the base fee. If not guaranteed issue, McCamish will- process completed paperwork relating to Section 1035 exchanges for an additional fee as set forth in Exhibit D.

2. McCamish will perform the following services related to the renewal function:

         (a) McCamish will, for policies with automatic death benefit change provisions and upon receipt of updated census data, perform the following services:

                  (i)      Perform eligibility and product related edits;

                  (ii) Provide GA with target death benefit and underwriting criteria;

                  (iii) Process death benefit changes and produce new policy specification pages as required in accordance with the BPO Operations Manual.

3. McCamish will perform the following services related to the policy administration function:

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

         (a) McCamish will prepare and distribute an initial and model billing kit for premiums and loan interest due in accordance with the BPO Operations Manual. The annual renewal billing kit will be in accordance with the BPO Operations Manual. At any time prior to the due date and upon request by the policy owner, McCamish will prepare an additional billing kit at an additional cost as set forth in Exhibit D.

         (b) McCamish will, upon expiration of the free look period, cause the initial allocation of policy funds from the free look default fund into the policy owner's selected funds.

         (c) Where McCamish is not responsible for receiving or directly handling any of GA or the policy owner's premiums, upon notification by GA of receipt of payment, McCamish will perform the following services:

                  (i)      Update Case/Policy suspense records;

                  (ii)     Reconcile cash received versus premiums due;

                  (iii) Apply premium and/or loan interest, and/or loan repayment;

                  (iv)     Create accounting journal entries.

         (d) Where McCamish receives and directly handles GA or policy owner premiums, upon receipt, McCarnish will perform the following services.

                  (i)      Deposit checks into a GA bank account;

                  (ii)     Maintain bank account deposit records;

                  (iii)    Apply cash to system suspense;

                  (iv)     Reconcile cash received versus premiums due;

                  (v) Apply premium and/or loan interest, and/or loan repayment;

                  (vi) Create check or wire request for disbursement of unapplied cash;

                  (vii)    Create accounting journal entries.

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

(e)      McCamish will provide the following services related to death claims:

         (i) Perform claim adjudication for uncontested claims, to ensure that the claim should be paid;

         (ii)     Transfer separate account funds into a designated fund;

         (iii)    Send bereavement letter,

         (iv)     Obtain death certificate;

         (v) Establish pending death claim as necessary to prevent billing and other transactions;

         (vi)     Calculate net proceeds and interest on proceeds;

         (vii) Identify net cash refunds of transactions occurring after the date of death;

         (viii)   Create Death Claim Worksheet and payment letter;

         (ix) Create check or wire request for disbursement of claim proceeds;

         (x)      Create accounting journal entries;

         (xi)     Produce monthly pending claim status reports as necessary.

(f) McCamish will perform the following services related to other polity terminations, including not taken, surrender, rescission, lapse and maturity:

         (i)      Calculate net surrender value or net amount due;

         (ii) Create Termination Worksheet or Rescission Worksheet and cover letter;

         (iii)    Create check or wire request for disbursement of proceeds;

         (iv)     Create accounting journal entries.

(g) McCamish will perform the following services in accordance with the BPO Operations Manual:

         (i)      Create an invoice for loan interest due;

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

         (ii)     Capitalize due and unpaid loan interest;

         (iii)    Create accounting journal entries.

(h) McCamish will perform the following services as part of periodic insurance deduction processing.

         (i)      Compute and deduct periodic fees and charges due;

         (ii) Compute and deduct cost of insurance for all coverages and benefits;

         (iii)    Compute and credit interest to fixed funds;

         (iv) Perform grace period and lapse processing on policies failing equity test;

         (v)      Create accounting journal entries.

(i)      McCamish will, upon request, perform the following policy services:

         (i)      Process changes of owner, payor or beneficiary;

         (ii)     Process assignments;

         (iii)    Process name or address changes;

         (iv)     Process change in coverage and coverage amount;

         (v)      Process change in death, benefit option;

         (vi)     Process change in dividend option;

         (vii) Process change in bank information for electronic funds transfers;

         (viii) Process change in sex, birth date, and policy rating criteria of insured.

(j) McCamish will, upon request, perform the following financial event services:

         (i)      Process premium remittances;

         (ii)     Process loan repayment and loan interest payment remittances;

         (iii)    Process loans;

         (iv)     Process partial withdrawals;

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

         (v)      Process dividend distributions;

         (vi) Create check or wire request for disbursements, as appropriate;

         (vii)    Create accounting journal entries.

(k) McCamish will, upon request, perform the following policy asset related services, limited to once per case, per month:

         (i)      Process rebalance of assets;

         (ii)     Process transfer of assets;

         (iii)    Process reallocation of assets;

         (iv)     Process dollar cost averaging of assets;

         (v)      Process change in investment allocations;

         (vi)     Create accounting journal entries;

         (vii) Perform above services in excess of once per case, per month at an additional cost as set forth in Exhibit D.

4. McCamish will perform the following services related to agent/broker commissions and service fees:

         (a)      McCamish will perform the following standard services:

                  (i) As a byproduct of premium payment, calculate earned commissions and/or service fees;

                  (ii) On a specified schedule, calculate asset based commissions,

                  (iii) Create accounting journal entries for booking earned commissions and agents balances;

                  (iv) Calculate commission and fee reversals due to policy termination;

                  (v)      Process changes to agent information;

                  (vi) Prepare commission extracts for interface to GA's commission system.

                                    EXHIBIT A

                     SPECIALTY PRODUC'T'S INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

         (b) McCamish will perform the following services on a time and expense basis using its then current consulting rates:

                  (i)      Process changes in commission structure;

                  (ii) Process commission and fee reversals for correction processing;

                  (iii) Calculate asset based commissions on an unscheduled or manual basis.

         (c) Other services related to agent/broker commissions are available through the VPAS(R) Agent Compensation System subject to an additional charge as set forth in Exhibit D.

5.       McCamish will produce the following processing related reports:

         (a) Policy owner reports (one paper copy for policy owner and one paper copy for servicing agent):

                  (i) Confirmation of Policy Activity (variable products only) as needed;

                  (ii)     Quarterly Statement of Policy Activity;

                  (iii)    Cash Value Summary.

         (b)      Daily processing reports (one paper copy for GA):

                  (i)      Transaction Registers;

                  (ii)     Error Report;

                  (iii)    Accounting journal;

                  (iv)     Check Register;

                  (v)      Billing Register;

                  (vi)     Disbursement Suspense;

                  (vii)    Deposit Suspense;

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

                  (viii)   Daily Unit Value Report.

         (c) McCamish will develop special reports or services as requested on a time and expense basis using its then current consulting rates.

         (d) McCamish will produce additional copies of processing related reports for an additional fee as set forth in Exhibit D.

6. McCamish will perform the following services related to fund pricing and trading, subject to additional charges as set forth in Exhibit D:

         (a) For each fund McCamish is required to value, McCamish will, on fund valuation days and upon receipt of the Net Asset Value
                  (NAV) or Asset Unit Value (AUV):

                  (i)      Compute mortality & expense charge;

                  (ii)     Compute Unit Value;

                  (iii)    Update the Price Table;

                  (iv)     Create accounting journal entries.

         (b) McCamish will electronically transmit daily on GA processing days:

                  (i)      Fund trading activity;

                  (ii)     Fund Summary Report;

                  (iii)    Fund Detail Report;

                  (iv) Transmit above reports by fax for an additional fee as set forth in Exhibit D.

         (c) McCamish will prepare a periodic statement of mortality & expense charges due for each fund.

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

7. McCamish will provide GA with the following services related to the insurance carrier financial reporting function;

         (a) McCamish will provide GA with the following accounting reports, on a monthly basis, in a printable format and on CD, unless noted as CD only. Printed copies will be provided for an additional fee as specified in Exhibit D:

                  (i)      Summary of Monthly Activity;

                  (ii)     Trial Balance - YTD All Cases;

                  (iii)    Trial Balance - YTD by Case;

                  (iv)     Trial Balance - YTD by Product;

                  (v)      Trial Balance - YTD by Fund;

                  (vi)     Collection Suspense Recap;

                  (vii)    Disbursement Clearing.

         (b) McCamish will provide, on a specified basis (normally each business day), an electronic data feed of accounting entries in accordance with the BPO Operations Manual.

         (c) McCamish will provide the following Valuation and Policy Exhibit reports, as required, on a monthly basis, in a printable format and on CD, unless noted as CD only:

                  (i)      Policy Loan Summary;

                  (ii)     Coverage Reserves Detail;

                  (iii)    Coverage Reserves Summary;

                  (iv)     Reserves Released Detail;

                  (v)      Reserves Released By Case;

                  (vi)     Coverage Reserves By Case;

                  (vii)    Experience Credit Contingency Reserve;

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

                  (viii)   Pending Death Claim Reserve;

                  (ix)     Death Claim History.

         (d) McCamish will provide GA with a monthly electronic feed of reinsurance activity.

         (e) McCamish will provide GA with a monthly electronic feed of specified financial management information data in accordance with the BPO Operations Manual.

         (f) McCamish will provide GA with any of the above electronic feeds and CD's in excess of once per month for an additional fee as set forth in Exhibit D.

8. McCamish will set up data interfaces to and from GA on a time and expense basis using its then current consulting rates.

9. McCamish will provide GA with a standard data interface for which the operational support is covered by the base fee for the following;

                  (a) Accounting;

                  (b) Commissions;

                  (c) Valuation;

                  (d) Trades;

                  (e) Reinsurance;

                  (f) Agent Management File;

                                    EXHIBIT A

                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

                  (g) Others as requested by GA for an additional fee as set forth in Exhibit D.

10. McCamish will accept from GA standard data interfaces for the following:

         (a)      Pricing (Unit Value or Share Price for Unit Value
                  Calculation);

         (b) Others as requested by GA for an additional fee as set forth in Exhibit D.

11. McCamish will provide the following remote access subject to security authorization and subject to additional fees as set forth in Exhibit D:

         (a) Wide Area Network access from designated GA office(s), providing inquiry and-report request capability;

         (b) Dial In access by GA employees, providing inquiry access, and by designated agents/brokers, providing policy inquiry and report request capability;

         (c) Internet access by GA employees, designated agents/brokers, and policy owners, providing policy inquiry and report request capability;

         (d) Interactive Voice Response access by agents/brokers and policy owners, providing policy inquiry and report request capability.

12.      McCamish will provide the following after hours functions:

         (a)      Processing of one standard cycle per business day;

         (b) Additional cycle processing as requested on a time and expense basis using its then current consulting rates.

                                    EXHIBIT C

                              PERFORMANCE CRITERIA

1. McCamish shall discharge its duties hereunder in a manner that is consistent with industry practices.

2. Performance with respect to Policy Administration Services shall include the following.

         (a) McCamish will electronically, or by hard copy or both as periodically agreed upon by GA and McCamish, provide GA with copies of all policy owner and agent/broker reports, letters and other correspondence on an agreed upon basis;

         (b) Calculation of policy values, dividends, policy distributions, and commissions will be made in accordance with procedures agreed to by GA and McCamish and will not be changed without prior approval by GA;

         (c) Specimens of each policy owner and agent/broker report referenced in Exhibit A - Policy Administration Services will be provided to GA and changes to existing report formats or development of new reports will be provided to GA for approval prior to use;

         (d) Calculation of death proceeds will be done in accordance with procedures agreed to by GA, and will be sent to GA within three (3) working days following receipt by McCamish of all required documentation.

3. Performance with respect to financial reporting shall include the following.

         (a) McCamish will deliver financial reports within five (5) working days following the accounting close, as agreed to by GA and McCamish;

                                    EXHIBIT C

                              PERFORMANCE CRITERIA

         (b) McCamish will maintain financial records in accordance with procedures agreed to by GA and McCamish and will not change procedures without prior approval by GA.

4. GA and McCamish may mutually agree, from time to time, to modifications of the administrative services and/or performance criteria or to additional administrative services and/or performance criteria.

                               EXHIBIT D - PART I

                               SPECIALTY PRODUCTS
                              POLICY ADMINISTRATION
                                    OPTION A

The total fee charged each month will be the greater of (a) the Minimum Monthly Charge (as set forth below) or (b) the Base Policy Administration Fee (as set forth in Exhibit D-Part II).

--------------------------------------------
Minimum Fees    Monthly Fee       Annual Fee
--------------------------------------------
Months 1-12       $25,000          $300,000
--------------------------------------------
Months 13-24      $30,000          $360,000
--------------------------------------------
Months 25-36      $35,000          $420,000
--------------------------------------------
Months 37-60      $40,000 *        $480,000 *
--------------------------------------------

* Inflation Adjusted Thereafter

Fees, if any, from Exhibit D - Part III are in addition to the fees resulting from (a) or (b) above.

                               EXHIBIT D - PART II

                                  FEE SCHEDULE
                      SPECIALTY PRODUCTS INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

Base Administration Fees. The Base Administration Fees apply against the Monthly Minimum Fee.

-----------------------------------------------------------------------------------------------------------------
1. Policy/Contract Administration Fee (Option A):                                 $2.50 per Contract
-----------------------------------------------------------------------------------------------------------------
   Policy/Contract Administration Pee (Option B):                                 $21.00 per Contract
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
2. Policy/ Contract Issue Fees:
-----------------------------------------------------------------------------------------------------------------
Application Data Entry Fee - The Fee for manually capturing and entering          $15.00 per application
application data.
No additional charge if the application data is provided in a machine-readable form.
-----------------------------------------------------------------------------------------------------------------
Replacement Processing - The fee for processing replacement contracts,            $3.00 per Replaced Contact
including securing a signed
Replacement Form and capturing the Cost Basis of replaced contracts.
-----------------------------------------------------------------------------------------------------------------
Delivery Kit Processing for Individual Contracts -                                $10.00 per Policy Contract.
This fee applies when a Delivery Kit is required for each individual contract and covers printing and assembling the Delivery Kit, including a Welcome Letter,
Policy Contract, Amendments and Delivery Receipt.
-----------------------------------------------------------------------------------------------------------------
Delivery Kit Processing for Group or Master Contract - This fee applies when      $25.00 per Master Contract
the Delivery Kit consists of a single master contract and individual              plus $2.00 Per Certificate/
certificates or specification pages.                                              Specification Page.
The fee covers printing and assembling the Delivery Kit,
including a Welcome Letter, Master Policy Contract, Amendments, Individual
Certificates/Specification Pages and Master Delivery Receipt.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
3. Policy/Contract Asset Related Services
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for one of the following asset related services per policy, per month:
(i)Rebalance of assets;
(ii)Transfer of assets;
(iii) Reallocation of assets;
(iv)Dollar cost averaging of assets;
(v)Change in investment allocations.
                                                                                  $5.00 per transaction.
This fee applies for each asset related service in excess of one per month, per policy / contract.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
4. Fund Pricing Related Fees
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for accepting Accumulation Unit Values
(AUV) and/or AUV Calculation Components, such as Net Asset Value (NAV), Dividend and Capital Gain, in a machine-readable form.
-----------------------------------------------------------------------------------------------------------------
AUV Data Entry Fee - If the AUV is not provided in a machine-readable             $1.50 per fund, per occurrence.
form, this fee applies. This is the fee for manually capturing and entering the
AUV per fund, per occurrence.
-----------------------------------------------------------------------------------------------------------------
AUV Calculation Component Data Entry Fee - If the AUV Calculation Components      $1.50 per fund, per occurrence.
are not provided in a machine-readable form, this fee applies. This is the fee for manually capturing and entering the AUV Calculation Components per fund, per occurrence.
-----------------------------------------------------------------------------------------------------------------
AUV Calculation Fee - This fee applies if McCamish is required to calculate the   $1.00 per fund, per occurrence.
AUV from components provided by GA or GA's designate.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
5. Reporting Fees
-----------------------------------------------------------------------------------------------------------------
Additional Copies of Policy Owner Reports, as described in Exhibit A.             $5.00 per report
-----------------------------------------------------------------------------------------------------------------
Benefit Statement Fee - The Base Administration Fee provides for Quarterly        $5.00 per statement
Benefit Statements. This fee applies if GA requires Statements more frequently than quarterly.
-----------------------------------------------------------------------------------------------------------------
Additional Billing Kit Fee - The Base Administration Fee provides for a Billing   $5.00 per Billing Kit
Kit to be produced and mailed on a modal basis with copies going to the Payor and Servicing Agent. This fee applies if additional copies of the Billing Kit are required. The Billing Kit consists of a cover letter and a list-bill invoice for premium, loan repayment or loan interest.
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides one printed copy per day of listed daily     $5.00 per report
processing reports. Additional copies provided for additional fee, as described in Exhibit A.
-----------------------------------------------------------------------------------------------------------------
Base Administration Fee provides electronic data feed for periodic insurance      $5.00 per printed report.
carrier financial reporting. Printed copies provided for additional fee.          $5.00 per additional fee.
Additional electronic feeds provided for an additional fee. Additional CD's       $5.00 per additional CD.
provided for an additional fee.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
6. Fund Trading Fee
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for an electronic feed of fund trading       $2.50 per facsimile.
activity. This fee applies if the trading activity is transmitted manually, such as via facsimile, in addition to or in place of the electronic feed.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
7. Data Interface Fees:
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for the following standard data interfaces from McCamish.
Accounting;
Commissions;
Valuation;
Trades;
Reinsurance
In-force Re-projection.
This fee applies to each additional data feed produced by McCamish.               $25 per occurrence.
-----------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for the following standard data interfaces from GA to McCamish:
(i)   Pricing (AUV or AUV Calculation Components)
(ii)  Underwriting / New Business
(iii) Agent Management File
This fee applies to each additional in-coming data feed processed by McCamish.    $25 per occurrence.
-----------------------------------------------------------------------------------------------------------------

                              EXHIBIT D - PART III

                                  FEE SCHEDULE
                               INSURANCE CONTRACT
                             ADMINISTRATION SERVICES

Supplemental Administration Fees. The Supplemental Administration Fees apply to services provided outside the Base Administration Services. These fees are charged in addition to the greater of the Minimum Monthly Fee defined in Exhibit D - Part I or the Base Administration Fees defined in Exhibit D - Part II.

-------------------------------------------------------------------------------------------------------------------
1. Price Correction Fee
-------------------------------------------------------------------------------------------------------------------
The Base Administration Fee provides for price correction related Undo/Redo       Time & Materials
processing once per month for each fund. If a fund has more than one price correction per month that requires Undo/Redo processing, this work will be performed on a Time & Materials basis in excess of the Minimum Monthly Charge.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
2. VPAS(R)Agent Compensation System
-------------------------------------------------------------------------------------------------------------------
For periodic commission payment processing, MSLLC will (i) Compute commission     Flat charge: $1,000 per cycle,
payments; (ii) Produce agent level commission statements and reports; (iii)       plus $2.00 per agent, per pay
Produce disbursement requests; (iv) Create journal entries.                       cycle.
-------------------------------------------------------------------------------------------------------------------
Create checks or wire transfers.                                                  $2.50 per check or wire transfer.
-------------------------------------------------------------------------------------------------------------------
1099 Preparation- Electronic transmission to GA.                                  No additional charge.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
3. Remote Access Subject to Security Authorization
-------------------------------------------------------------------------------------------------------------------
Wide Area Network Access Fee - The Base Administration Fees provide for Wide      See Section 4.02 (c) and (d) for
Area Network access from designated GA office(s), providing inquiry, and report   reimbursable expenses associated
request capability.                                                               with Wide Area Network access.
-------------------------------------------------------------------------------------------------------------------
Internet Access Fee -The Base Administration Fees provide for Internet access     See Section 4.02 (d) and (g) for
by GA employees, designated agents/brokers and policy owners, providing policy    reimbursable expenses associated
inquiry and report request capability.                                            with Internet access.
-------------------------------------------------------------------------------------------------------------------

                               EXHIBIT D - PART IV

                                 CONSULTING FEE
                                    SCHEDULE

Hourly Consulting Rates:

-----------------------------------------------
Account Manager                            $280
-----------------------------------------------
Actuary                                    $280
-----------------------------------------------

-----------------------------------------------
Business Analyst I                         $170
-----------------------------------------------
Business Analyst II                        $185
-----------------------------------------------
Business Analyst III                       $210
-----------------------------------------------

-----------------------------------------------
Consultant I                               $265
-----------------------------------------------
Consultant II                              $285
-----------------------------------------------
Consultant III                             $315
-----------------------------------------------

-----------------------------------------------
Customer Service Representative I          $70
-----------------------------------------------
Customer Service Representative II         $110
-----------------------------------------------
Customer Service Representative III        $125
-----------------------------------------------
Customer Service Representative IV         $140
-----------------------------------------------

-----------------------------------------------
Project Manager I                          $195
-----------------------------------------------
Project Manager II                         $235
-----------------------------------------------
Project Manager III                        $280
-----------------------------------------------

-----------------------------------------------
Software Engineer I                        $155
-----------------------------------------------
Software Engineer II                       $170
-----------------------------------------------
Software Engineer III                      $195
-----------------------------------------------
Software Engineer IV                       $235
-----------------------------------------------

-----------------------------------------------
Technical Writer I                         $140
-----------------------------------------------
Technical Writer II                        $170
-----------------------------------------------

                                    EXHIBIT E

                                    PRODUCTS

GA
PPVUL-TIP-NSC
PPVUL-SIP-NSC

SELIC
LCLI
LCL2R
LCL2

                                    EXHIBIT F

                        SCHEDULE OF AUTHORIZED PERSONNEL

The following individuals are authorized to give instructions or direction to McCamish with respect to matters arising in connection with the servicing to be performed under this Agreement:

Richard Wayne Malone
Mary Ann Becker
Kathy Sexton

                                    EXHIBIT G

                               INSURANCE COVERAGE

McCamish will maintain the following coverages during the term of this
Agreement:

         (a)      Worker's Compensation at statutory limits;

         (b)      Employers Liability, with $500,000 limit of liability;

         (c) Commercial General Liability including Products - Completed Operations coverage with Broad Form Contractual coverage with the following limits of liability:

                  (i) with a combined single limit of $1,000,000 for Bodily Injury and Property Damage;

                  (ii)     $1,000,000 limit of liability for Aggregate
                           Products - Completed Operations and Property Damages; and

                  (iii)    $1,000,000 General Aggregate;

         (d) Automobile Liability, with a combined single limit of liability of $1,000,000/accident;

         (e)      Crime Insurance policy with limits of $5,000,000;

         (f)      Errors and Omissions policy with limits of $5,000,000;

         (g) Umbrella/Excess Liability insurance with a $4,000,000 limit of liability.

                                    EXHIBIT I

                        SAMPLE SOFTWARE LICENSE AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT is entered into as of the 12th day of July, 2001, by and between McCamish Systems, L.L.C., a Georgia limited liability corporation (hereinafter referred to as "McCamish") and General American Life Insurance Company, a stock company registered under the laws of the State of Missouri, (hereinafter referred to as "GA").

         WHEREAS, McCamish and GA are parties to that certain Master Administration Agreement, dated as of July 12, 2001 (the "Master Administration Agreement"), pursuant to which McCamish has agreed to perform certain Administration services specified therein with respect to the Policies (as defined in the Master Administration Agreement); and

         WHEREAS, the parties hereto have entered into a Software Escrow Agreement of even date herewith (the "Software Escrow Agreement") pursuant to which McCamish will deliver to Fort Knox Escrow Services, Inc., as the Escrow Agent, the Software (defined below) which is utilized in the administration of the Policies; and

         WHEREAS, the parties have agreed that, in the event the Software is delivered by the Escrow Agent to GA upon the occurrence of a Release Event, GA is to have a license to use the Software solely on the terms and conditions of this Agreement,

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set. forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS.

         As used in this Agreement, the following terms shall have the meaning set forth:

         1.01 Escrow Agent. "Escrow Agent" means Fort Knox Escrow Services, Inc., a Georgia corporation.

         1.02 License Term. "License Term" means the twenty-four month period commencing on release of the Deposit Copies pursuant to SECTION 6.2 of the Software Escrow Agreement, or that date on which the Initial Term of the Master Administration Agreement was set to expire.

         1.03 Policies. "Policies" means, collectively, the insurance policies included within one of the Products and "Policy" means any one of the Policies.

         1.04 Products. "Products" means the insurance products described in Exhibit E of the Master Administration Agreement and made a part hereof.

         1.05 Software. "Software" means VPAS(R) Life administration system, a group of computer programs and associated database data dictionaries utilized by McCamish in the discharge of McCamish's obligations under the Master Administration Agreement; provided, however, that Software shall not include any computer software programs which are licensed by McCamish from third-parties.

SECTION 2 LICENSE.

         McCamish hereby grants to GA a nonexclusive and royalty-free license, transferable only as specifically permitted pursuant to this Agreement, to use, during the License Term, the copies of the Software and updates thereto which are deposited with the Escrow Agent pursuant to the Software Escrow Agreement (the "Deposit Copies") for the sole and exclusive purpose of performing the Administration Services with respect to the Policies, subject only to the restrictions set forth herein. Anything in this Agreement to the contrary notwithstanding, this License shall become effective and the rights granted to GA hereunder shall arise if, and only if, the Deposit Copies shall be properly delivered by the Escrow Agent to GA in accordance with the terms and conditions of the Software Escrow Agreement.

SECTION 3 NO PAYMENT.

         McCamish acknowledges and agrees that it shall receive no compensation, royalty, license fee or other payment from GA in connection with the license granted pursuant to this Agreement.

SECTION 4 LIMITATIONS ON USE.

         GA shall use the Software during the License Term solely for the purpose of performing the Administration Services with respect to the Policies. In the event that GA, either itself or through its agents or its affiliates or their agents, shall use the Software for any purpose which is not specifically permitted by the terms of this Agreement, the License granted hereunder shall be revoked and shall be of no further force or effect.

SECTION 5 ASSIGNMENT BY GA.

         McCamish acknowledges that, during the License Term, GA may engage third-parties to perform the administration of the Policies. GA shall have the right to sublicense the Software to any such third party, during the License Term, but only of such third-party shall agree in writing, as a condition precedent to the effectiveness of such assignment, to be bound by all of the terms and conditions of this Agreement and the Master Insurance Administration Agreement and such writing shall be delivered to McCamish.

SECTION 6 NO SUPPORT SERVICES.

         GA acknowledges and agrees that McCamish shall not be required to perform or provide any installation, maintenance or support services to GA with respect to the license granted under this Agreement.

SECTION 7 WARRANTY.

         McCamish warrants to GA that the Software will function so as to allow for the administration of the Policies in substantially the same manner in which such policies are administered as of the date the Software was deposited with the Escrow Agent; provided, however, that this warranty shall terminate immediately in the event GA makes any modification, enhancement or other change to the Software. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, MCCAMISH MAKES NO EXPRESS OR IMPLIED WARRANTY WHATSOEVER, WHETHER OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

SECTION 8 TERMINATION.

         In the event GA shall breach or otherwise violate any term or condition of this Agreement during the License Term, which breach or violation shall not be cured within ten (10) business days after receipt of written notice of such breach or violation from McCamish, McCamish shall have the right to terminate this Agreement upon written notice to GA.

SECTION 9 DUTIES UPON TERMINATION.

         Upon termination of this Agreement, whether upon the expiration of the License Term or otherwise, GA shall, within ten (10) business days after the date of such termination, deliver to McCamish at GA's sole cost and expense, all copies of the Software and other items contained in the Deposit Copy and shall cease all further use of the Software.

SECTION 10 CONFIDENTIALITY.

         (a) Without McCamish's prior written consent, GA shall not in any manner or form disclose, provide or otherwise make available, in whole or in part, the Software, or anything contained in the Deposit Copy, other than (i) to its employees in the scope of their employment; (ii) to any permitted assignee under SECTION 5 hereof; and (iii) to GA's independent auditors, legal counsel and other agents, but in all such cases GA shall use its reasonable efforts to have each such person, receiving such disclosure, agree, in writing to protect the confidentiality of the Software and other items contained in the Deposit Copy. GA shall take all appropriate action to satisfy its obligations under this Agreement with respect to use and confidentiality of the Software. GA shall not, without McCamish's prior written consent, disclose, transfer or transmit, in whole or in part in any manner, the Software or my information which can permit the duplication, recreation or other utilization of any proprietary or confidential information of McCamish embodied in the Software or associated documentation and procedures contained in the Deposit Copy.

         (b) GA acknowledges and agrees that a breach or contemplated breach by GA of this SECTION 10 will result in irreparable injury to McCamish. Therefore, in the event of any breach or contemplated breach of this SECTION 10, in addition to all other remedies provided at law or in equity, McCamish shall be entitled to both preliminary and permanent injunctive relief to prevent a breach or a contemplated breach of this SECTION 10.

SECTION 11 MISCELLANEOUS.

         11.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other party hereto.

         11.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

         11.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mail, as follows:

         (a)      If to GA:
                  General American Life Insurance Company
                  700 Market Street
                  St. Louis, MO 63101
                  Attention: R Wayne Malone, Assistant Vice President Facsimile Number. (314) 444-0428

         (b)      If to McCamish:
                           McCamish Systems, L.L.C.
                           6425 Powers Ferry Road
                           Third Floor
                           Atlanta, GA 30339
                           Attention: J. Gordon Beckham, Jr., Vice Chairman Facsimile Number. (770) 690-1800

         11.4 Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other document, agreement or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document, agreement or instrument.

         11.5 No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         11.6 Effect of Article and Section Headings. The Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement.

         11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same document.

         11.8 Entire Agreement. This Agreement, and the agreements contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and no representation, warranty, covenant or agreement not embodied herein or therein, or oral or otherwise, shall be of any force or effect whatsoever. Further, no change, amendment or modification of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

         11.9 Waiver. A waiver of any default or breach hereunder granted by any party hereto shall not constitute a waiver by such party of any other default or breach or a waiver by such party of the same default or breach at a later time. Further, to be effective, any such waiver must be in writing and be signed by the party granting such waiver.

         IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed and delivered by their duly authorised officers or partners (as the case may be), all as of the date first above written.

McCamish Systems, L.L.C.

By: /s/ J. Gordon Beckham, Jr.
J. Gordon Beckham, Jr.
Vice Chairman

General American Life Insurance Company

By: /s/ R. Wayne Malone
R. Wayne Malone
Assistant Vice President